EXHIBIT 23.2

[LOGO OF HASKELL & WHITE]

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41567 of Prolong International Corporation on Form S-8 of our report dated February 14, 2003, appearing in this Annual Report on Form 10-K of Prolong International Corporation for the year ended December 31, 2002.

/s/    HASKELL & WHITE LLP

HASKELL & WHITE LLP

Irvine, California

March 28, 2003